UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2026

loanDepot, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40315	85-3948939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6561 Irvine Center Drive, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (888) 337-6888

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock (par value $0.001 per share)	LDI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On May 15, 2026, loanDepot, Inc. (the “Company”) entered into an At-the-market Sales Agreement (the “Agreement”) with BTIG, LLC (the “Sales Agent”). Pursuant to the terms of the Agreement, the Company may sell from time to time through the Sales Agent, shares of the Company’s Class A common stock, par value $0.001 per share, having an aggregate offering price of up to $100,000,000 (the “Shares”). The Company intends to use the net proceeds from the offering, after deducting the Sales Agent’s commissions and the Company’s offering expenses, to reduce outstanding indebtedness and for general corporate purposes.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-295652).

The summary of the Agreement in this report does not purport to be complete and is qualified by reference to the full text of the Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

List of Exhibits

Exhibit No.	Description
1.1	At-the-market Sales Agreement, dated as of May 15, 2026, between loanDepot, Inc. and BTIG, LLC.
5.1	Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the Shares.
23.1	Consent of Gibson, Dunn & Crutcher LLP (included in its opinion filed as Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOANDEPOT, INC.

By: /s/ David Hayes
Name: David Hayes
Title: Chief Financial Officer

DATED: May 15, 2026